Exhibit (1)(a)
                                                                 CONFORMED COPY


                         FORM OF UNDERWRITING AGREEMENT



                                52,218,844 SHARES


                             FIRST UNION CORPORATION

                 COMMON STOCK, PAR VALUE U.S.$3.33 1/3 PER SHARE







                             UNDERWRITING AGREEMENT






                               September 18, 1997



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                                                              September 18, 1997



Morgan Stanley & Co. Incorporated Goldman, Sachs & Co.
Santander Investment Securities, Inc.
UBS Securities LLC
Wheat, First Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Banco Santander de Negocios, S.A.
UBS Limited
Wheat, First Securities, Inc.
c/o Morgan Stanley & Co. International Limited
      25 Cabot Square, Canary Wharf
      London E14 4QA, England

Dear Sirs and Mesdames:

               FIRST UNION CORPORATION, a North Carolina corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below), and the shareholder of the Company (the "Selling Stockholder") named in
Schedule I hereto proposes to sell to the several Underwriters, an aggregate of 52,218,844 shares of common stock, par value U.S.$3.331/3 per share, of the Company (the "Shares"), of which 7,500,000 Shares are to be issued and sold by the Company and 44,718,844 Shares are to be sold by the Selling Stockholder. The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the "Sellers".

               It is understood that, subject to the conditions hereinafter stated, 41,775,075 Shares (the "U.S. Shares") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Shares in the United States and Canada or to United States or Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 10,443,769 Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States or Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Santander Investment Securities, Inc., UBS Securities LLC and Wheat, First Securities, Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International, Banco Santander de Negocios, S.A., UBS Limited and Wheat, First Securities, Inc. shall act as representatives (the "International Representatives") of the several



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International Underwriters. The U.S. Underwriters and the International
Underwriters are hereinafter collectively referred to as the "Underwriters".

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada or to United States or Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States or Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement, including the exhibits thereto, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares, including in each case the documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus". The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

               1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceeding for such purpose is pending before or, to the Company's knowledge, threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon

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        information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter through you or your counsel expressly for use therein, or (ii) the Selling Stockholder furnished to the Company by the Selling Stockholder or its counsel.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

               (d) Each material subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except with respect to the Company's national bank subsidiaries to the extent specified in 12 U.S.C. ss. 55 (Section 55 of the National Bank Act)) and are owned directly by the Company and/or another subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

               (g) The shares of Common Stock (including the Shares being sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

               (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, (any of the foregoing, a "Consent") any governmental body or agency is required for the performance by the Company

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        of its obligations under this Agreement, except (i) such Consents as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and (ii) for Consents the failure of which to have been obtained is not reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (l) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

               2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters and the Company that:

               (a) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

               (b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other governing or organizational documents of the Selling Stockholder, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (c) The Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by the Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder.


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               (d) Upon delivery of the Shares to be sold by the Selling
        Stockholder pursuant to this Agreement against payment therefor in accordance with this Agreement, the purchasers thereof will obtain good and valid title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

               (e) The statements in the Prospectus under the captions "Selling Stockholder" are true, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

               3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at U.S.$47.675 a share (the "Purchase Price") the respective number of Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Shares to be sold by such Seller as the number of Shares set forth in Schedule II and Schedule III hereto opposite the name of such Underwriter bears to the total number of Shares.

               The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) next above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of Shares to the Underwriters, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing, (C) private placements of shares of Common Stock by the Company, (D) the issuance or grant of shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to benefit and compensation plans, (E) transactions in shares of Common Stock in connection with the Company's Dividend Reinvestment and Stock Purchase Plan, (F) the issuance or sale of shares of Common Stock pursuant to acquisition agreements entered into prior to the date of the Prospectus, (G) agreements or arrangements in connection with acquisition transactions involving the issuance or sale of shares of Common Stock or relating to options, rights, warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock, where the acquisition transactions are consummated more than 90 days after the date of the Prospectus, and (H) transactions under the Amended and Restated Shareholder Protection Rights Agreement of the Company.

               4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at

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U.S.$48.375 a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$0.45 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$0.10 a share, to any Underwriter or to certain other dealers.

               5. PAYMENT AND DELIVERY. Payment for the Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 23, 1997, or at such other time on the same or such other date as may be agreed by you, the Company and the Selling Stockholder. The time and date of such payment are hereinafter referred to as the "Closing Date".

               Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters against payment of the Purchase Price therefor.

               6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

               The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
               nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and that makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters (and, with respect to clauses (ii) and (iii) next below only, the Company) shall have received on the Closing Date a certificate, dated the Closing Date and

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        signed by an executive officer of (i) the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, (ii) the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Selling Stockholder has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and
        (iii) Banco Santander, S.A., a bank holding company organized under the laws of the Kingdom of Spain (the "Guarantor"), to the effect that the representations and warranties of the Guarantor contained in that certain Guaranty, dated of even date herewith (the "Guaranty"), made by the Guarantor in favor of the Company, the Underwriters and each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, are true and correct in all material respects as of the Closing Date and that the Guarantor has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied thereunder on or before the Closing Date; and the Underwriters (and, with respect to certificates to be received from the Selling Stockholder and the Guarantor only, the Company) shall have received on the Closing Date a certificate from a secretary or assistant secretary of each of the Company, the Selling Stockholder and the Guarantor, each in form and substance customary to transactions of this nature or satisfactory to the Underwriters.

               Each executive officer signing and delivering the certificates described in clauses (i) through (iii) above may rely upon the best of his or her knowledge after due inquiry as to the matters set forth therein.

                (c) The Underwriters shall have received on the Closing Date an opinion of Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority under such laws to own its material properties and to conduct its business substantially as described in the Prospectus;

                          (ii) the Shares to be sold by the Selling Stockholder
               have been duly authorized and are validly issued, fully paid and non-assessable;

                         (iii) the Shares being delivered to the Underwriters at
               the Closing Date by the Company have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will have the rights set forth in the Company's Articles of Incorporation, as amended to the Closing Date, and the issuance of such Shares will not be subject to any preemptive or similar rights;

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                          (iv) this Agreement has been duly authorized, executed
               and delivered by the Company;

                           (v) the Company has all corporate power and authority
               necessary to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the Company and compliance with the provisions hereof by the Company will not constitute a breach of, or default under, the Articles of Incorporation or by-laws of the Company, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel to which the Company is a party, or, to the best of such counsel's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company, which breach or default would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement by the Company except such as have been made or obtained or will be made or obtained on or before the Closing Date and except such as may be required under applicable state securities or "blue sky" laws;

                          (vi) the Shares conform in all material respects to
               the descriptions thereof in the Prospectus under the caption "Description of Common Stock";

                         (vii) the Registration Statement has become effective
               under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act, and each part of the Registration Statement, when such part became effective, any amendments thereof filed prior to the date of this Agreement, as of their respective effective dates, and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and each amendment thereof or supplement thereto, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the respective rules and regulations of the Commission thereunder; such counsel has no reason to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendments thereof or supplements thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of the Closing Date, either the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial

                                       -8-


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               data contained in any part of the Registration Statement or the
               Prospectus or as to any statements or omissions made in reliance upon or in conformity with information furnished in writing to the Company by or on behalf of an Underwriter or the Selling Stockholder for use therein.

               As to matters governed by New York law, such counsel may rely upon the opinion of Sullivan & Cromwell.

               (d) The Underwriters and the Company shall have received on the Closing Date an opinion of Morais Leitao, J. Galvao Teles & Associados, Portuguese counsel for the Selling Stockholder, dated the Closing Date, to the effect that:

                          (i) this Agreement has been duly authorized, executed
               and delivered by or on behalf of the Selling Stockholder;

                          (ii) the execution and delivery by the Selling
               Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other governing or organizational documents of the Selling Stockholder, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement; and

                         (iii) the Selling Stockholder has valid title to the
               Shares to be sold by it and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by it.

               (e) The Underwriters and the Company shall have received on the Closing Date an opinion of Ignacio Benjumea, Secretary General of the Guarantor, dated the Closing Date, to the effect that:

                           (i) the Guarantor has been duly incorporated and is
               validly existing as a bank in good standing under the laws of the Kingdom of Spain, with power and authority under such laws to own its material properties and to conduct its business substantially as presently being conducted;

                          (ii) the Guaranty has been duly authorized, executed
               and delivered by the Guarantor and constitutes the valid and legally binding obligations of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and


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                         (iii) the execution and delivery by the Guarantor of,
               and the performance by the Guarantor of its obligations under, the Guaranty will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of the Guarantor, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Guarantor or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor, and no consent, approval, authorization or order of, or qualification with, (any of the foregoing, a "Consent") any governmental body or agency is required for the performance by the Guarantor of its obligations under the Guaranty, except (i) such Consents as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and (ii) for Consents the failure of which to have been obtained will not have a material adverse effect on the validity or enforceability of the Guaranty.

               (f) The Underwriters and the Company shall have received on the Closing Date an opinion of Davis Polk & Wardwell, New York counsel for the Selling Stockholder and the Guarantor, dated the Closing Date, to the effect that:

                           (i) delivery of the Shares to be sold by the Selling
               Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any adverse claim, within the meaning of the New York Uniform Commercial Code, to each of the several Underwriters (to the extent that each such Underwriter has purchased such Shares in good faith and without notice of any adverse claim within the meaning of the New York Uniform Commercial Code);

                          (ii) the statements in the Prospectus under the
               caption "Selling Stockholder", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                         (iii) such counsel (A) is of the opinion that the
               statements in the Prospectus under the caption "Selling Stockholder" comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) has no reason to believe that such statements at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements not misleading; and

                          (iv) the Guaranty constitutes the valid and legally
               binding obligations of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (g) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(ii) (as to the due authorization of the Shares to be sold by the Selling Stockholder), 6(c)(iii), 6(c)(iv) and 6(c)(vii) above and to the effect that the statements in the Prospectus under the captions "Description of Common Stock", "Underwriters" and "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

               As to matters governed by North Carolina law, Davis Polk & Wardwell and Sullivan & Cromwell may rely upon the opinion of Marion A. Cowell, Jr.

               With respect to Section 6(c)(vii) above, Marion A. Cowell, Jr. and Sullivan & Cromwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to
        Section 6(f) above, Davis Polk & Wardwell may rely upon an opinion or opinions of counsel for the Selling Stockholder and the Guarantor and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Stockholder and the Guarantor contained herein or in the Guaranty, as the case may be, and in other documents and instruments; PROVIDED that (A) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to you, and (B) copies of such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to you.

               The opinions of Marion A. Cowell, Jr., Morais Leitao, J. Galvao Teles & Associados, Ignacio Benjumea and Davis Polk & Wardwell described in Sections 6(c) through 6(f) above (and any opinions of counsel for the Selling Stockholder and the Guarantor referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company, the Selling Stockholder and the Guarantor, as the case may be, and shall so state therein.

               (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Peat Marwick LLP, independent certified public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, 11 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to use its best efforts to furnish to you in

        New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to you or your counsel a copy of each such proposed amendment or supplement and, with respect to the Prospectus, not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company shall become aware of the occurrence of any event or the existence of any condition as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission (after the Commission has provided the required clearances, if any) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, PROVIDED that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending September 30, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, agrees to pay or cause to be paid all of the following expenses incurred by the Company or the Selling Stockholder (and, in this instance, any affiliates of the Selling Stockholder) incident to the performance by the Company or the Selling Stockholder of its obligations under this Agreement and the purchase and sale of the Shares as described in the
Prospectus: (i) the fees, disbursements and expenses of the Company's accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form S-3 relating to the Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares,
(vii) the costs and charges of any transfer agent, registrar or depositary,
(viii) any costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the respective representatives and officers of the Company and the Selling Stockholder (and, in this instance, any affiliates of the Selling Stockholder) and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) except as provided in
Section 9 entitled "Indemnity and Contribution", and the last paragraph of
Section 11 below, all of the costs and expenses of the Underwriters, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

               9. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and the Selling Stockholder and each person, if any, who controls any Underwriter or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or the Selling Stockholder furnished to the Company in writing by such Underwriter or the Selling Stockholder through you, your counsel or the Selling Stockholder's New

York counsel expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

               (b) The Selling Stockholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you or your counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of any Seller on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (g) The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

               10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

               If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II and Schedule III hereto bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller will reimburse the other Seller and the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Seller and such Underwriters in connection with this Agreement or the offering contemplated hereunder (including without limitation the fees and expenses paid or caused to be paid by the Underwriters pursuant to Section 8 hereof).

               12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               14. CONSENT TO JURISDICTION. Each of the Sellers hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

               15. APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Selling Stockholder irrevocably appoints the New York branch of Banco Santander, S.A. as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and agrees that service of process upon such agent, and written notice of said service to the Selling Stockholder by the person serving the same to Banco Santander, S.A., 45 East 53rd Street, New York, New York 10022, shall be deemed in every respect effective service of process upon the Selling Stockholder in any such suit or proceeding. The Selling Stockholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

               16. JUDGMENTS IN FOREIGN CURRENCY. The obligation of the Selling Stockholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Selling Stockholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

               17. ACTION BY UNDERWRITERS. Any action under this Agreement taken by the Underwriters jointly or by Morgan Stanley & Co. Incorporated on behalf of the Underwriters will be binding upon all of the Underwriters.

               18. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                                   Very truly yours,


                                                 FIRST UNION CORPORATION


                                               By     \S\ JAMES H. HATCH
                                                 Name:  James H. Hatch
                                                 Title: Senior Vice President
                                                        and Principal Accounting
                                                        Officer



                                                     The Selling Stockholder
                                                     named in Schedule I hereto


                                               By      \S\ MARIANO SCOLA
                                                 Name:  Mariano Scola
                                                 Title: Director

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Santander Investment Securities, Inc.
UBS Securities LLC
Wheat, First Securities, Inc.

Acting severally on behalf of themselves and the several U.S.
  Underwriters named in Schedule II hereto.


By: MORGAN STANLEY & CO. INCORPORATED


By  \S\ WILLIAM H. WRIGHT II
     Name:  William H. Wright II
     Title: Principal

Morgan Stanley & Co. International Limited
Goldman Sachs International
Banco Santander de Negocios, S.A.
UBS Limited
Wheat, First Securities, Inc.

Acting severally on behalf of themselves and the several International
  Underwriters named in Schedule III hereto.

By: MORGAN STANLEY & CO. INTERNATIONAL LIMITED


By  \S\ WILLIAM H. WRIGHT II
     Name:  William H. Wright II
     Title:    Attorney-in-Fact

                                                                     SCHEDULE I







                              SELLING STOCKHOLDERS



                                                                NUMBER OF SHARES
          SELLING STOCKHOLDER                                      TO BE SOLD

FFB - Participacoes e Servicos, Sociedade Unipessoal, S.A.         44,718,844

                                                                     SCHEDULE II







                                U.S. UNDERWRITERS



                                                       NUMBER OF SHARES
           UNDERWRITERS                                TO BE PURCHASED
Morgan Stanley & Co. Incorporated                         6,035,015
Goldman, Sachs & Co.                                      6,035,015
Santander Investment Securities, Inc.                     6,035,015
UBS Securities LLC                                        6,035,015
Wheat, First Securities, Inc.                             6,035,015
Bear, Stearns & Co. Inc.                                    800,000
Sanford C. Bernstein & Co., Inc.                            800,000
BT Alex. Brown Incorporated                                 800,000
Credit Suisse First Boston Corporation                      800,000
A.G. Edwards & Sons, Inc.                                   800,000
Friedman, Billings, Ramsey & Co., Inc.                      400,000
Interstate/Johnson Lane Corporation                         400,000
Edward D. Jones & Co., L.P.                                 400,000
Legg Mason Wood Walker, Incorporated                        400,000
Lehman Brothers Inc.                                        800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated          800,000
Montgomery Securities                                       800,000
J.P. Morgan Securities Inc.                                 800,000
Raymond James & Associates, Inc.                            400,000
The Robinson-Humphrey Company, Inc.                         400,000
SBC Warburg Dillon Read Inc.                                800,000
Scott & Stringfellow, Inc.                                  400,000
Smith Barney Inc.                                  -----------------------
                             Total                       41,775,075
                                                   -----------------------
                                                   -----------------------

                                                                   SCHEDULE III






                           INTERNATIONAL UNDERWRITERS



                                                        NUMBER OF SHARES
            UNDERWRITERS                                 TO BE PURCHASED

Morgan Stanley & Co. International Limited                  1,878,769
Goldman Sachs International                                 1,878,750
Banco Santander de Negocios, S.A.                           1,878,750
UBS Limited                                                 1,878,750
Wheat, First Securities, Inc.                               1,878,750
Barclays de Zoete Wedd Limited                                150,000
Commerzbank Aktiengesellschaft                                150,000
Credit Commercial de France                                   150,000
Istituto Bancario San Paolo di Torino S.p.A.                  150,000
Merrill Lynch International                                   150,000
RBC Dominion Securities Inc.                                  150,000
Societe Generale                                    ----------------------------
                             Total                         10,443,769
                                                    ----------------------------
                                                    ----------------------------